Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@plainscapital.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2016

DALLAS — (BUSINESS WIRE) July 27, 2016 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2016. Hilltop produced income to common stockholders of $31.1 million, or $0.32 per diluted share, for the second quarter of 2016, compared to $29.6 million, or $0.30 per diluted share, for the second quarter of 2015. Hilltop’s annualized return on average assets and return on average equity for the second quarter of 2016 were 1.05% and 7.07%, respectively, compared to 0.97% and 7.12% for the second quarter of 2015, respectively.

Jeremy Ford, CEO of Hilltop, said “We are pleased to report solid financial results for the second quarter of 2016, led by exceptional performance in our mortgage-related businesses. We achieved positive operating leverage in the quarter with a 14.8% increase in noninterest income relative to a 4.0% increase in noninterest expense.”

Mr. Ford continued, “PlainsCapital Bank maintained a strong net interest margin and improved expense efficiency, however irregularities discovered in a single large loan resulted in an elevated loan loss provision. Outside of this isolated issue, nonperforming loans declined during the quarter. PrimeLending delivered impressive mortgage origination growth in its purchase volume, driven by increased market share and a decline in interest rates. Top-line revenue growth in mortgage- and municipal-related businesses, as well as continued execution of integration initiatives, drove profitability at HilltopSecurities.”

Mr. Ford concluded, “With seasonal spring storms beginning and ending earlier this year, National Lloyds reported a lower loss and LAE ratio compared to the second quarter average over the previous three years. Additionally, process improvements and a reduction in variable expenses resulted in a relatively flat expense ratio.”

Second Quarter 2016 Highlights for Hilltop:

•	Hilltop’s total assets were $13.1 billion at June 30, 2016, compared to $11.7 billion at March 31, 2016;
•	Hilltop’s common equity increased by $33.9 million from March 31, 2016 to $1.8 billion at June 30, 2016;
•

Non-covered loans[1] held for investment, net of allowance for loan losses, increased by 2.0% to $5.4 billion and covered loans[1], net of allowance for loan losses, decreased by 7.0% to $322.1 million from March 31, 2016 to June 30, 2016;

•	Non-covered non-performing loans declined to $23.4 million, or 0.33% of total non-covered loans, at June 30, 2016, compared to $27.1 million, or 0.40% of total non-covered loans, at March 31, 2016;
•	Energy classified and criticized loans were $41.5 million at June 30, 2016, down from $51.3 million at March 31, 2016;
•	Loans held for sale increased by 15.3% to $1.6 billion from March 31, 2016 to June 30, 2016;
•	Total deposits were $7.1 billion at June 30, 2016, compared to $7.0 billion at March 31, 2016;
•	Hilltop was well-capitalized with a Tier 1 Leverage Ratio[2] of 13.18% and Total Capital Ratio of 17.69% at June 30, 2016;
•	Hilltop’s net interest margin[3] increased to 3.77% for the second quarter of 2016, from 3.67% in the first quarter of 2016;
•	Hilltop’s taxable equivalent net interest margin[4] was 3.80% for the second quarter of 2016, a ten basis point increase from 3.70% in the first quarter of 2016;
•

The provision for loan losses was $28.9 million during the second quarter of 2016, compared to $3.4 million in the first quarter of 2016, and primarily driven by a non-recurring, full charge-off related to one large loan;

o

During the second quarter of 2016, the Bank discovered irregularities in connection with a single loan that is currently in default. As a result, the Bank increased its provision for loan losses and recorded a $24.5 million charge-off, representing the entire outstanding principal balance of the loan;

•	For the second quarter of 2016, noninterest income was $346.0 million, compared to $301.4 million in the second quarter of 2015, a 14.8% increase;

•	For the second quarter of 2016, noninterest expense was $367.4 million, compared to $353.3 million in the second quarter of 2015, a 4.0% increase; and
•

In connection with the SWS Merger, during the second quarter of 2016, Hilltop incurred $2.3 million in pre-tax transaction and integration costs, consisting of $0.8 million in the broker-dealer segment and $1.5 million within corporate.

1   “Covered loans” refer to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC, while all other loans are referred to as “non-covered loans.”

2   Based on the end of period Tier 1 capital divided by total average assets during the second quarter of 2016, excluding goodwill and intangible assets.

3   Net interest margin is defined as net interest income divided by average interest-earning assets.

4   Taxable equivalent net interest margin is defined as taxable equivalent net interest income divided by average interest-earning assets. Annualized taxable equivalent adjustments are based on a 35% federal income tax rate. Refer to footnote 2 to the Selected Financial Data table for further discussion on this non-GAAP measure and the taxable equivalent adjustments to interest income.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2016	2016	2015	2015	2015
Cash and due from banks	$583,984	$512,103	$652,036	$526,692	$583,043
Federal funds sold	29,677	15,406	17,409	24,861	22,814
Securities purchased under agreements to resell	149,474	96,646	105,660	83,889	79,153
Assets segregated for regulatory purposes	120,214	120,714	158,613	228,251	188,094
Securities:
Trading, at fair value	305,418	368,425	214,146	292,418	265,429
Available for sale, at fair value	517,784	666,328	673,706	726,132	763,463
Held to maturity, at amortized cost	354,443	310,478	332,022	305,316	312,960
	1,177,645	1,345,231	1,219,874	1,323,866	1,341,852
Loans held for sale	1,550,475	1,344,333	1,533,678	1,354,107	1,397,617
Non-covered loans, net of unearned income	5,472,446	5,366,065	5,220,040	4,999,529	4,956,969
Allowance for non-covered loan losses	(51,013)	(48,450)	(45,415)	(42,989)	(40,484)
Non-covered loans, net	5,421,433	5,317,615	5,174,625	4,956,540	4,916,485

Covered loans, net of allowance for covered loan losses	322,073	346,169	378,762	420,547	493,299
Broker-dealer and clearing organization receivables	2,257,480	1,370,622	1,362,499	2,111,864	2,070,598
Premises and equipment, net	189,511	198,414	200,618	204,273	206,411
FDIC indemnification asset	74,460	80,522	91,648	92,902	102,381
Covered other real estate owned	67,634	78,890	99,090	106,024	125,510
Other assets	832,344	601,181	565,813	644,916	637,747
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	49,690	52,274	54,868	58,916	61,527
Total assets	$13,077,902	$11,731,928	$11,867,001	$12,389,456	$12,478,339

Deposits:
Non-interest bearing	$2,280,108	$2,233,608	$2,235,436	$2,173,890	$2,135,988
Interest bearing	4,846,705	4,750,567	4,717,247	4,646,859	4,660,449
Total deposits	7,126,813	6,984,175	6,952,683	6,820,749	6,796,437
Broker-dealer and clearing organization payables	2,111,994	1,284,016	1,338,305	2,045,604	2,048,585
Short-term borrowings	1,012,862	832,921	947,373	910,490	1,100,025
Securities sold, not yet purchased, at fair value	178,235	165,704	130,044	156,775	135,592
Notes payable	319,636	232,190	238,716	243,556	245,420
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	464,904	405,899	454,743	428,442	410,004
Total liabilities	11,281,456	9,971,917	10,128,876	10,672,628	10,803,075

Common stock	985	986	989	989	995
Additional paid-in capital	1,568,053	1,567,150	1,577,270	1,574,769	1,582,655
Accumulated other comprehensive income (loss)	8,782	6,878	2,629	4,592	(1,105)
Retained earnings	214,116	183,042	155,475	134,748	91,008
Deferred compensation employee stock trust, net	938	1,020	1,034	1,182	1,182
Employee stock trust	(347)	(428)	(443)	(590)	(590)
Total Hilltop stockholders' equity	1,792,527	1,758,648	1,736,954	1,715,690	1,674,145
Noncontrolling interests	3,919	1,363	1,171	1,138	1,119
Total stockholders' equity	1,796,446	1,760,011	1,738,125	1,716,828	1,675,264
Total liabilities & stockholders' equity	$13,077,902	$11,731,928	$11,867,001	$12,389,456	$12,478,339

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2016	2016	2015	2015	2015
Interest income:
Loans, including fees	$98,468	$91,533	$94,689	$111,315	$96,967
Securities borrowed	6,326	7,589	11,242	10,116	9,675
Securities:
Taxable	6,834	6,367	7,046	6,262	6,227
Tax-exempt	1,537	1,637	1,647	1,683	1,557
Other	1,037	1,028	1,338	1,169	1,236
Total interest income	114,202	108,154	115,962	130,545	115,662

Interest expense:
Deposits	4,037	3,839	3,589	3,719	3,900
Securities loaned	4,916	5,987	8,388	7,110	6,889
Short-term borrowings	1,392	1,085	1,218	1,189	1,143
Notes payable	2,618	2,582	2,661	2,524	2,289
Junior subordinated debentures	655	645	616	605	595
Other	187	176	177	187	179
Total interest expense	13,805	14,314	16,649	15,334	14,995

Net interest income	100,397	93,840	99,313	115,211	100,667
Provision for loan losses	28,876	3,407	4,277	5,593	158
Net interest income after provision for loan losses	71,521	90,433	95,036	109,618	100,509

Noninterest income:
Net realized gains (losses) on securities	(46)	46	—	—	—
Net gains from sale of loans and other mortgage production income	167,012	127,297	114,080	137,303	147,175
Mortgage loan origination fees	25,797	18,813	19,514	22,647	20,958
Net insurance premiums earned	38,721	39,733	41,001	41,196	40,318
Securities commissions and fees	40,444	38,319	37,459	39,070	41,213
Investment and securities advisory fees and commissions	29,354	23,819	33,678	27,667	29,665
Other	44,723	29,348	31,195	28,586	22,071
Total noninterest income	346,005	277,375	276,927	296,469	301,400

Noninterest expense:
Employees' compensation and benefits	217,346	182,655	182,472	200,620	200,291
Loss and loss adjustment expenses	37,211	21,959	21,630	17,335	41,241
Policy acquisition and other underwriting expenses	11,316	11,252	11,928	11,784	11,740
Occupancy and equipment, net	26,937	27,791	30,285	29,341	30,842
Other	74,555	81,532	92,406	74,422	69,203
Total noninterest expense	367,365	325,189	338,721	333,502	353,317

Income before income taxes	50,161	42,619	33,242	72,585	48,592
Income tax expense	18,439	14,423	12,020	25,338	18,137
Net income	31,722	28,196	21,222	47,247	30,455
Less: Net income attributable to noncontrolling interest	648	629	495	353	405
Income attributable to Hilltop	31,074	27,567	20,727	46,894	30,050
Dividends on preferred stock	—	—	—	—	428
Income applicable to Hilltop common stockholders	$31,074	$27,567	$20,727	$46,894	$29,622

Earnings per common share:
Basic	$0.32	$0.28	$0.21	$0.47	$0.30
Diluted	$0.32	$0.28	$0.21	$0.47	$0.30
Weighted average shares outstanding:
Basic	98,457	98,153	98,412	98,676	99,486
Diluted	98,586	98,669	99,266	99,556	100,410

	Three Months Ended June 30, 2016
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$92,029	$7,440	$(2,299)	$758	$(1,846)	$4,315	$100,397
Provision for loan losses	28,613	263	—	—	—	—	28,876
Noninterest income	13,346	102,900	192,881	41,392	1	(4,515)	346,005
Noninterest expense	55,132	91,780	162,488	51,717	6,483	(235)	367,365
Income (loss) before income taxes	$21,630	$18,297	$28,094	$(9,567)	$(8,328)	$35	$50,161

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2016	2016	2015	2015	2015

Hilltop Consolidated:
Return on average stockholders' equity	7.07%	6.32%	4.70%	10.97%	7.12%
Return on average assets	1.05%	0.96%	0.68%	1.49%	0.97%
Net interest margin (1)	3.77%	3.67%	3.70%	4.18%	3.72%
Net interest margin (taxable equivalent) (2):
As reported	3.80%	3.70%	3.73%	4.20%	3.75%
Impact of purchase accounting	72 bps	74 bps	79 bps	137 bps	96 bps
Book value per common share ($)	18.20	17.84	17.56	17.35	16.82
Shares outstanding, end of period (000's)	98,498	98,585	98,896	98,893	99,515

Banking Segment:
Net interest margin (1)	4.85%	4.70%	4.90%	5.77%	5.00%
Net interest margin (taxable equivalent) (2):
As reported	4.87%	4.73%	4.92%	5.79%	5.02%
Impact of purchase accounting	104 bps	103 bps	119 bps	210 bps	145 bps
Accretion of discount on loans ($000's)	17,344	16,631	19,503	36,000	23,632
Non-covered net charge-offs (recoveries) ($000's)	26,130	650	2,088	1,775	(532)
Return on average assets	0.66%	0.98%	1.07%	1.64%	1.41%
Fee income ratio	12.67%	13.08%	13.83%	11.64%	14.20%
Efficiency ratio	52.32%	64.97%	62.78%	50.56%	56.95%
Employees' compensation and benefits ($000's)	30,847	29,125	27,456	29,881	30,689

Broker-Dealer Segment:
Employees' compensation and benefits ($000's)	63,976	57,816	62,868	64,099	64,304
Variable compensation expense ($000's)	38,750	29,431	35,298	36,157	33,058
Compensation as a % of net revenue	58.0%	65.7%	63.2%	69.6%	72.8%
Pre-tax margin	16.58%	4.28%	3.70%	1.58%	-2.19%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,261,386	2,050,825	2,344,328	2,945,626	2,913,479
Refinancings	889,078	878,291	721,308	693,572	920,286
Home purchases	4,150,464	2,929,116	3,065,636	3,639,198	3,833,765
Mortgage loan sales - volume ($000's)	3,964,190	3,117,605	2,888,903	3,699,047	3,635,853
Mortgage servicing rights asset ($000's) (3)	33,491	39,863	52,285	47,527	44,985
Employees' compensation and benefits ($000's)	117,537	90,690	87,387	101,490	101,220
Variable compensation expense ($000's)	74,604	51,689	48,706	64,582	67,172

Insurance Segment:
Loss and LAE ratio	96.1%	55.3%	52.8%	42.1%	102.3%
Expense ratio	33.9%	33.2%	34.2%	33.3%	33.5%
Combined ratio	130.0%	88.5%	87.0%	75.4%	135.8%
Employees' compensation and benefits ($000's)	2,304	2,178	2,180	2,182	2,065

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Annualized taxable equivalent adjustments are based on a 35% federal income tax rate. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.6 million, $0.7 million, $0.8 million, $0.8 million and $0.7 million, respectively, and for the Banking Segment were $0.5 million, $0.4 million, $0.4 million, $0.4 million and $0.5 million, respectively.

(3)	Reported on a consolidated basis, and does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2016	2016	2015	2015	2015
Tier 1 capital (to average assets):
Bank	12.72%	12.70%	13.22%	12.77%	12.17%
Hilltop	13.18%	13.35%	12.65%	12.01%	11.87%
Common equity Tier 1 capital (to risk-weighted assets):
Bank	14.71%	15.10%	16.23%	17.36%	16.46%
Hilltop	16.67%	17.56%	17.87%	18.36%	18.02%
Tier 1 capital (to risk-weighted assets):
Bank	14.77%	15.12%	16.25%	17.36%	16.46%
Hilltop	17.26%	18.17%	18.48%	18.89%	18.74%
Total capital (to risk-weighted assets):
Bank	15.51%	15.87%	16.99%	18.13%	17.17%
Hilltop	17.69%	18.60%	18.89%	19.29%	19.29%

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Covered Non-Performing Loans Portfolio Data	2016	2016	2015	2015	2015

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	18,412	19,179	17,764	22,302	23,353
Real estate	4,777	7,802	7,160	7,087	6,612
Construction and land development	139	102	114	118	253
Consumer	61	1	7	14	21
Broker-dealer	—	—	—	—	—
	23,389	27,084	25,045	29,521	30,239

Non-covered non-performing loans as a % of total non-covered loans	0.33%	0.40%	0.37%	0.46%	0.48%

Non-covered other real estate owned ($000's)	2,656	543	394	511	920

Other repossessed assets ($000's)	—	30	—	—	—

Non-covered non-performing assets ($000's)	26,045	27,657	25,439	30,032	31,159

Non-covered non-performing assets as a percentage of total assets	0.20%	0.24%	0.21%	0.24%	0.25%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	50,032	51,943	50,776	37,435	31,073

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,235	1,409	1,418	3,664	2,830

	Three Months Ended June 30,
	2016			2015
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$7,038,518	$98,468	5.56%	$6,563,094	$96,967	5.88%
Investment securities - taxable	1,080,097	6,813	2.53%	1,087,238	6,210	2.29%
Investment securities - non-taxable (2)	291,288	2,166	2.98%	235,229	2,296	3.91%
Federal funds sold and securities purchased under agreements to resell	144,820	36	0.10%	93,871	15	0.06%
Interest-bearing deposits in other financial institutions	388,520	484	0.50%	580,610	327	0.23%
Other	1,760,367	6,864	1.54%	2,293,444	10,586	1.83%
Interest-earning assets, gross	10,703,610	114,831	4.27%	10,853,486	116,401	4.27%
Allowance for loan losses	(51,247)			(41,789)
Interest-earning assets, net	10,652,363			10,811,697
Noninterest-earning assets	1,523,095			1,748,109
Total assets	$12,175,458			$12,559,806

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$4,821,695	$4,037	0.34%	$4,749,690	$3,900	0.33%
Notes payable and other borrowings	2,722,028	9,768	1.44%	3,345,511	11,095	1.32%
Total interest-bearing liabilities	7,543,723	13,805	0.73%	8,095,201	14,995	0.74%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,203,065			2,168,728
Other liabilities	657,435			601,480
Total liabilities	10,404,223			10,865,409
Stockholders’ equity	1,768,717			1,693,785
Noncontrolling interest	2,518			612
Total liabilities and stockholders' equity	$12,175,458			$12,559,806

Net interest income (2)		$101,026			$101,406
Net interest spread (2)			3.53%			3.53%
Net interest margin (2)			3.80%			3.75%

(1)	Average balance includes non-accrual loans.
(2)

Annualized taxable equivalent adjustments are based on a 35% federal income tax rate. The taxable equivalent adjustments to interest income were $0.6 million and $0.7 million for the three months ended June 30, 2016 and 2015, respectively.

	June 30,	March 31,	December 31,	September 30,
PlainsCapital Bank - Energy Exposure	2016	2016	2015	2015

Select Energy Statistics
Outstanding energy loan balance ($M)	223.6	233.5	179.8	194.9
Energy unfunded commitments ($M)	88.5	102.9	108.7	110.0
Energy loans as a % of total loans	4.2%	4.5%	3.6%	4.0%
Classified and criticized energy loans ($M):
Criticized energy loans	12.7	13.0	3.4	0.0
Performing classified energy loans	22.1	33.4	25.7	27.0
Non-performing classified energy loans	6.7	4.9	3.6	2.8
	41.5	51.3	32.7	29.8

Unimpaired energy reserves ($M)	9.8	9.2	7.3	6.5
Energy reserves as a % of energy loans	4.7%	4.3%	4.4%	3.4%
Energy NCOs ($M)	0.4	0.2	1.2	1.1

Energy Portfolio Breakdown
Exploration and production	10%	13%	19%	20%
Services:
Field services	22%	22%	21%	15%
Pipeline construction	15%	15%	23%	25%
	37%	37%	44%	40%
Midstream:
Distribution	38%	37%	25%	25%
Transportation	9%	7%	7%	7%
	47%	44%	32%	32%
Other:
Wholesalers	1%	1%	2%	2%
Equipment rentals	0%	0%	1%	5%
Equipment wholesalers	5%	5%	2%	1%
Total	100%	100%	100%	100%

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Thursday, July 28, 2016. Hilltop President and CEO Jeremy B. Ford and other key management members will discuss results for the second quarter of 2016. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Through its wholly owned subsidiary, PlainsCapital Corporation, a regional commercial banking franchise, it has two operating subsidiaries: PlainsCapital Bank and PrimeLending. Through its wholly owned subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., it provides a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At June 30, 2016, Hilltop employed approximately 5,400 people and operated approximately 450 locations in 44 states. Hilltop Holdings' common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, the integration of the operations acquired in the SWS Merger, our revenue, our liquidity and sources of funding, market trends, operations and business, expectations concerning mortgage loan origination volume, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, anticipated changes in our revenues or earnings, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, the collectability of loans and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) risks associated with merger and acquisition integration, including our ability to promptly and effectively integrate our businesses with those acquired in the SWS Merger and achieve the anticipated synergies and cost savings in connection therewith, as well as the diversion of management time on acquisition- and integration-related issues; (ii) our ability to estimate loan losses; (iii) changes in the default rate of our loans; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; (vi) severe catastrophic events in Texas and other areas of the southern United States; (vii) changes in the interest rate environment; (viii) cost and availability of capital; (vix) effectiveness of our data security controls in the face of cyber attacks; (x) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) approval of new, or changes in, accounting policies and practices; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) our ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the FDIC to the extent the FDIC determines that we did not adequately manage the covered loan portfolio; (xv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) our ability to use excess cash in an effective manner, including the execution of successful acquisitions. For further discussion of such factors, see the risk factors described in the Hilltop Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.